Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO PETROLEUM REPORTS FINANCIAL RESULTS FOR THE

QUARTER ENDED JANUARY 31, 2011

Comparable Earnings Increase 13% Versus Last Year

Oil Production Increases 19%

DENVER, COLORADO, March 10, 2011 — Credo Petroleum Corporation (NASDAQ:  CRED), an oil and gas exploration and production company with significant assets in the North Dakota Bakken, Kansas, Nebraska, the Texas Panhandle and Oklahoma, today reported financial results for the quarter ended January 31, 2011.

First quarter earnings, excluding unrealized commodity hedge losses, increased 13% to $725,000, or $.07 per diluted share, compared to $642,000, or $.06 per diluted share, last year.  For the two periods, unrealized commodity hedge losses, after tax, totaled $556,000 and $3,000, respectively.  Including unrealized commodity hedge losses, the Company reported net income of $169,000, or $.02 per diluted share for the first quarter, compared to $639,000, or $.06 per diluted share last year.  First quarter revenue increased to $3,250,000 compared to $3,142,000 last year.

REALIZED OIL PRICES GAIN 9%;

NATURAL GAS PRICE REALIZATIONS FALL 12%

The Company’s net wellhead oil prices for the quarter ended January 31, 2011 increased 9% to $79.75 per barrel compared to $73.21 last year.  Natural gas price realizations fell 12% to $4.50 per Mcf compared to $5.12 last year.  Realized hedging transactions boosted wellhead gas prices $.16 this year compared to a $.03 loss last year.  Wellhead gas prices (excluding hedging transactions) were $4.34 per Mcf compared to $5.15 last year.

At January 31, 2011, the Company held costless collar contracts (hedges) for 5,000 barrels of oil for each production month of February through December 2011 with a floor of $80.00 and a ceiling ranging from $90.50 to $97.50 per barrel.  The Company also held costless collar contracts for 3,000 barrels of oil for each production month of calendar year 2012 with a floor of $80.00 and a ceiling ranging from $94.00 to $99.00.  The February contracts subsequently expired with no gain or loss realized.  Additionally, the Company held natural gas derivative contracts for 60,000 MMBtus covering the production months of February and March 2011.  The natural gas contracts have subsequently expired and a $22,000 gain was realized.

OIL ACCOUNTS FOR 69% OF TOTAL PRODUCTION REVENUE

AS THE COMPANY CONTINUES TO EXPLOIT THE VALUE GAP

BETWEEN OIL AND NATURAL GAS

For the first quarter 2011, oil accounted for 69% of total production revenues compared to 55% last year, as the Company continues to emphasize drilling for oil in order to exploit the significant value gap between oil and natural gas prices.

First quarter oil production increased 19%.  Natural gas production fell 15% compared to last year primarily because the Company is focused on oil drilling and has not drilled any gas wells in about two years.  Total production quantities (denominated on a 6 to 1 basis) were down 4% for the first quarter but increased slightly on a sequential quarterly basis.  The decline was caused primarily by unexpected well completion timing delays in the North Dakota Bakken due to shortages of field services, such as fracture stimulation equipment.

The Company is required to report production quantities on the energy equivalency basis (6 to 1) which does not reflect the three to one pricing multiple (per Btu) that oil has over natural gas which goes directly to the Company’s bottom line.  Thus, reported production quantities are not reflective of the impact of new oil production on the Company’s earnings and cash flow.

STRONG FINANCIAL CONDITION CONTINUES TO PROVIDE

A SOLID FOUNDATION FOR GROWTH

The Company’s financial condition continues to be very strong with ample cash.  In addition, the Company expects operating cash flow to remain strong in 2011.  This provides the Company flexibility to increase capital spending as opportunities arise.  At January 31, 2011, total assets were $57,578,000 and working capital was $5,823,000, including cash and short-term investments of $8,869,000.  The Company has no debt and has ample cash flow to fund its aggressive drilling program.

MANAGEMENT COMMENT

Marlis E. Smith, Jr., Chief Executive Officer stated, “The Company achieved an oil production increase of 19%, demonstrating successful execution of our oil growth strategy.  Credo’s focus on drilling for oil is yielding positive results at the perfect time as oil commands a significant, three to one, price advantage over natural gas.  The Company’s exceptional inventory of oil-weighted drilling projects located in the North Dakota Bakken, Kansas, Nebraska, and the Texas Panhandle provides the potential to drive continued, substantial oil production increases in the very near term.  Coupled with the Company’s strong financial condition, Credo is well positioned to execute the most aggressive oil drilling schedule in Company history and drive profitable growth.  We plan to issue a press release in the near future updating our oil-focused drilling and production progress.”

About Credo Petroleum

Credo Petroleum Corporation is an independent oil and gas exploration, development and production company based in Denver, Colorado.  The Company has significant operations in the Williston Basin of North Dakota, central Kansas, the Anadarko Basin of the Texas Panhandle and northwest Oklahoma, and in southern Oklahoma.  Credo uses advanced technologies to systematically explore for oil and gas and, through its patented Calliope Gas Recovery System, to recover stranded reserves from depleted gas reservoirs.  For more information, please visit our website at www.credopetroleum.com or contact us at 303-297-2200.

*          *          *          *          *

Contact:         Marlis E. Smith, Jr.

Chief Executive Officer

or

Alford B. Neely

Chief Financial Officer

303-297-2200

Website:        www.credopetroleum.com

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the Company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the Company’s Annual Report on Form 10-K for more information.  Although the Company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

CREDO PETROLEUM CORPORATION

FINANCIAL HIGHLIGHTS

Condensed Operating Information

	Three Months Ended
	January 31,
	2011	2010
REVENUES:
Oil sales	$2,235,000	$1,724,000
Natural gas sales	1,015,000	1,418,000
	3,250,000	3,142,000
COSTS AND EXPENSES:
Oil and natural gas production	867,000	856,000
Depreciation, depletion and amortization	994,000	865,000
General and administrative	485,000	542,000
	2,346,000	2,263,000

Income from Operations	904,000	879,000

Other Income and (Expense)
Realized and unrealized (losses) from derivative contracts	(705,000)	(14,000)
Investment and other income (loss)	26,000	(1,000)
	(679,000)	(15,000)

INCOME BEFORE INCOME TAXES	225,000	864,000

INCOME TAXES	(56,000)	(225,000)

NET INCOME	$169,000	$639,000

Earnings per share - basic	$.02	$.06

Earnings per share - diluted	$.02	$.06

Weighted average number of shares of Common Stock and dilutive securities:
Basic	10,043,000	10,204,000

Diluted	10,070,000	10,251,000

CREDO PETROLEUM CORPORATION

FINANCIAL HIGHLIGHTS

	January 31, 2011	October 31, 2010
Condensed Balance Sheet Information
Cash and Short-Term Investments	$8,869,000	$9,169,000
Other Current Assets	3,292,000	2,917,000
Oil and Natural Gas Properties, Net	40,016,000	35,822,000
Intangible Assets, Net	3,469,000	3,578,000
Other Assets	1,932,000	1,919,000

	$57,578,000	$53,405,000

Current Liabilities	$6,338,000	$2,425,000
Deferred Income Taxes	3,206,000	3,281,000
Non Current Derivative Liability	273,000	—
Asset Retirement Obligations	1,152,000	1,132,000
Stockholders’ Equity	46,609,000	46,567,000

	$57,578,000	$53,405,000